EXHIBIT 23.4

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.
INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the use of references in the Form S-4 (No.                           ) of Cano Petroleum, Inc./Resaca Exploitation, Inc. of our estimates of reserves as of June 30, 2007 referenced in Cano Petroleum, Inc.’s Form S-4 and to all references to our firm included in the Form S-4.

Dallas, Texas	FORREST A. GARB & ASSOCIATES, INC.
Texas Registered Engineering
Firm F–629

October 22, 2009

By:	/s/ W. D. Harris III

Name:	William D. Harris III

Title:	Chief Executive Officer